                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.__)

[X] Filed by the Registrant
[_] Filed by a Party other than the Registrant

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to 167;240.14a-12

                            MYLAN LABORATORIES INC.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
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    [/td] [/tr]

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                            MYLAN LABORATORIES INC.
                              1030 Century Building
                               130 Seventh Street
                         Pittsburgh, Pennsylvania 15222

                   Notice of Annual Meeting of Shareholders
                              Friday, July 26, 2002
                            10:00 a.m., Eastern Time
                                       at
                         The Hilton Pittsburgh & Towers
                            Pittsburgh, Pennsylvania

                                                                  June 17, 2002

Dear Shareholder:

  You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Mylan Laboratories Inc. to:

  .  [Proposal No. 1] Elect eleven directors, each for a term of one year;

  . [Proposal No. 2] Approve the proposed amendment and restatement of the Mylan Laboratories Inc. 1997 Incentive Stock Option Plan which will authorize the grant of options to non-employee directors and increase the number of shares for which options may be granted;

  . [Proposal No. 3] Approve the appointment of Deloitte & Touche LLP as independent auditors;

  .  Act upon such other business as may be properly brought before the meeting.

IF YOU PLAN TO ATTEND:

  Please note that space limitations make it necessary to limit attendance to shareholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m., and seating will begin at 9:30 a.m. Each shareholder may be asked to present valid photo identification, such as a driver's license or passport. Shareholders of record at the close of business on April 30, 2002 may vote at the meeting. Shareholders holding stock in brokerage accounts ("street name" holders) will need to bring a legal proxy reflecting stock ownership as of April 30, 2002, the record date, to gain admission to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

  Your vote is important. Whether you plan to attend or not, please sign, date and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

  I look forward to seeing you at the meeting.

                                            Sincerely,

                                            Milan Puskar
                                            Chairman and Chief Executive
                                             Officer

                            MYLAN LABORATORIES INC.

                           -------------------------

                                 Proxy Statement
                                       for
                         Annual Meeting of Shareholders
                           To be held on July 26, 2002

                           -------------------------

                                TABLE OF CONTENTS

Notice of Annual Meeting................................................. Cover

Attendance and Voting Matters............................................     1

The Mylan Board of Directors.............................................     2

  [Proposal No. 1--Elect Eleven Directors]...............................     2

Performance Graph........................................................     5

Executive Officers.......................................................     6

Executive Compensation...................................................     7

  [Proposal No. 2--Approve the Amendment and Restatement of the Mylan
   Laboratories Inc. 1997 Incentive Stock Option Plan]...................    10

Report of the Compensation Committee on Executive Compensation...........    14

Report of the Audit Committee............................................    16

Mylan Stock Owned by Officers and Directors..............................    17

Persons Owning More than Five Percent of Mylan Stock.....................    18

Certain Relationships and Related Transactions...........................    19

Appointment of Deloitte & Touche LLP as Independent Auditors.............    19

  [Proposal No. 3--Approve the Appointment of Deloitte & Touche LLP as
   Independent Auditors].................................................    19

Other Matters............................................................    20

 The approximate date of the mailing of this proxy statement is June 24, 2002.

                          ATTENDANCE AND VOTING MATTERS

Attendance

  If you plan to attend the meeting, registration will begin at 9:00 a.m., and seating will begin at 9:30 a.m.

Voting Methods

  You may vote on matters to come before the meeting in three ways:

  .  You may come to the Annual Meeting and cast your vote in person;

  .  You may vote electronically over the Internet; or

  . You may vote by signing and returning the enclosed proxy card by mail. If you do so, the individuals named on the card will vote your shares in the manner you indicate.

  If you come to the Annual Meeting to cast your vote in person and you are holding your stock in a brokerage account ("street name") you will need to bring a legal proxy obtained from your broker.

  If you vote electronically, you should NOT return your proxy card. If you are a beneficial owner, or own your shares in "street name," please contact your broker or nominee to determine whether you will be able to vote over the Internet.

  You are entitled to cast one vote for each share of Mylan common stock owned on the record date, April 30, 2002. As of the record date, there were 126,399,704 shares of Mylan common stock outstanding. Shareholders are not entitled to cumulative voting in the election of directors.

Quorum

  A quorum of shareholders is necessary to hold a valid meeting for the transaction of business. If the holders of a majority of Mylan common stock are present at the meeting, in person or by proxy, a quorum will exist. Abstentions and "broker non-votes" are counted as present for purposes of establishing a quorum.

Vote Necessary for Action

  Directors are elected by a plurality vote of shares present at the meeting. The eleven director nominees who receive the most affirmative votes will be elected. Except as noted below, each other action to be considered by the shareholders will be approved by the affirmative vote of at least a majority of the shares present by person or by proxy at the meeting and entitled to vote on the matter. For each of these proposals, an abstention will have the same effect as a vote against the proposal. Broker non-votes will not be voted for or against any of these proposals and will have no effect on any of these proposals. In addition, for New York Stock Exchange listing purposes, the total vote cast on Proposal No. 2 must represent over fifty percent (50%) in interest of all shares entitled to vote on the proposal.

                          THE MYLAN BOARD OF DIRECTORS

Election of Directors

                   [Proposal No. 1--Elect Eleven Directors]

  We have a single class of directors who are elected to serve for a one-year term. If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.

  Mylan Laboratories Inc. has established the number of directors at eleven. The following individuals have been nominated to serve on the Board of Directors. Each of the nominees has consented to act as a director of Mylan if elected. If any of the nominees named below is not available to serve as a director at the time of the 2002 Annual Meeting (an event which the Board does not now anticipate), the proxies will be voted for the election as director of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the number of directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.

                                                                        Director
 Name                     Principal Occupation                    Age  Since
 ----                     --------------------                    --- --------
 Milan Puskar             Chairman of the Board and Chief          67   1976
                           Executive Officer of Mylan

 Robert J. Coury          Vice Chairman of the Board of Mylan      41   2002
                          and Chief Executive Officer of Coury
                          Consulting, L.P.

 Wendy Cameron            Retired Vice President, Cameron Coca-    42   2002
                           Cola Bottling Company, Inc.

 Leslie B. Daniels        Founding Partner in CAI Managers and     55   2001
                          Company, L.P.

 Laurence S. DeLynn       Retired Consultant                       77   1975

 John C. Gaisford, M.D.   Director of Burn Research, West Penn     87   1992
                          Hospital

 Douglas J. Leech         Chairman, President and Chief            47   2000
                          Executive Officer of CentraBank, Inc.
                          and Centra Financial Holdings, Inc.

 Patricia A. Sunseri      Senior Vice President, Investor and      62   1997
                            Public Relations of Mylan

 C.B. Todd                President and Chief Operating Officer    68   1993
                          of Mylan

 Randall L. Vanderveen,   Dean of the School of Pharmacy and       51   2002
  Ph.D.                   Graduate School of Pharmaceutical
                         Science at Duquesne University

 Stuart A. Williams, Esq. Chief Legal Officer of Mylan             48   2001

  Mr. Puskar was employed by Mylan Pharmaceuticals Inc. from 1961 to 1972 and served in various positions during this period, including Secretary-Treasurer, Executive Vice President and a member of the Board of Directors. From 1972 to 1975, Mr. Puskar served as Vice President and General Manager of the Cincinnati division of ICN Pharmaceuticals Inc. In 1976, he returned to Mylan as President, a position he held until March 2000. Mr. Puskar also served as Vice Chairman of Mylan from 1980 to 1993. Since 1993, he has served as Mylan's Chairman and Chief Executive Officer. He also serves as a member of the board of directors of CentraBank Inc.

  Mr. Coury was appointed to the Board of Mylan on February 1, 2002, and has served as its Vice Chairman since March 1, 2002. Mr. Coury is the founder, Chief Executive Officer and directly or indirectly is the equity owner of Coury Consulting, L.P., a Pittsburgh, Pennsylvania corporate advisory firm he formed in 1989.

  Ms. Cameron was appointed to the Board of Mylan in March 2002. Ms. Cameron served as Vice President Divisional Sales & Governmental Affairs for Cameron Coca-Cola Bottling Company, Inc. from 1981 to 1998. She was involved in the management of the sales business for eighteen years, during which time it was placed in the top 10% of U.S. bottlers. Since 1998, Ms. Cameron has served as a member of the board of trustees of Washington Hospital, chairperson of the Personnel and Policy Committee and a member of its Executive Committee which oversees the management and strategic direction of the hospital.

  Mr. Daniels is a founder of CAI Managers and Company, L.P., where he has served as a senior principal since 1989. CAI is a private equity fund principally involved in providing equity and equity-linked capital to middle market companies. He has extensive experience investing in the healthcare industry and has established a broad base of professional and business relationships within the healthcare community. Mr. Daniels currently serves on the boards of Safeguard Health Enterprises, a dental HMO and PPO, PharmaKinetics Laboratories, Inc., a contract research organization (CRO) and Mist Inc., a global provider of wireless transaction-enabling technologies.

  Mr. DeLynn serves as a Director of Monongahela Hospital Foundation and a Director of Wellness Community, Southwest Florida.

  Dr. Gaisford has served as Director of Burn Research at West Penn Hospital Burn/Trauma Center, Pittsburgh, Pennsylvania since 1985. He also lectures and teaches surgery procedures to medical residents, interns and nurses.

  Mr. Leech served as President-Southeast Region of Huntington National Bank from 1995 to 1999. Since 1999, he has served as Chairman, Chief Executive Officer and President of CentraBank Inc. and Centra Financial Holdings, Inc.

  Mrs. Sunseri has served as Mylan's principal Investor and Public Relations Officer since 1984, initially as the Director of Investor and Public Relations and beginning in 1989, as the Vice President of Investor and Public Relations. During fiscal 2002, she became Senior Vice President, Investor and Public Relations. Prior to joining Mylan, Mrs. Sunseri served as an executive with Woessner-McKnight Company, an engineering firm.

  Mr. Todd was initially employed by Mylan from 1970 until his retirement in 1999 and served in various positions during this period including Senior Vice President from 1987 to 1999 and Vice President-Quality Control for Mylan Pharmaceuticals Inc. from 1978 to 1987. In June 2001, Mr. Todd agreed to resume an active management role with Mylan as its interim President and Chief Operating Officer.

  Dr. Vanderveen was appointed to the Board of Mylan in March 2002. Dr. Vanderveen served as assistant Dean and Associate Professor at Oregon State University, Portland, Oregon from 1988 to 1998. Since 1998, he has served as a Professor and the Dean of the School of Pharmacy and the Graduate School of Pharmaceutical Sciences at Duquesne University, Pittsburgh, Pennsylvania.

  Mr. Williams has served as Mylan's Chief Legal Officer since March 2002. From 1999 until March 2002, Mr. Williams was a member of the law firm of DKW Law Group, PC, formerly known as Doepken Keevican & Weiss, Pittsburgh, Pennsylvania, where he maintains an of counsel relationship. Prior to his affiliation with DKW Law Group he was a partner with the law firm of Eckert Seamans Cherin & Mellott.

Board Meetings and Committees

                                                                      Governance
                                                                             and
                                               Compensation   Audit   Nominating
Name                                            Committee   Committee Committee
----                                           ------------ --------- ----------
Milan Puskar..................................
Robert J. Coury...............................
Wendy Cameron.................................
Leslie B. Daniels.............................                   *
Laurence S. DeLynn............................       *           *
John C. Gaisford..............................       *           *         *
Douglas J. Leech..............................                   *         *
Patricia A. Sunseri...........................
C.B. Todd.....................................
Randall L.Vanderveen..........................
Stuart A. Williams............................

  In fiscal 2002, our Board met six times. In addition to meetings of the Board, directors attended meetings of individual Board committees and often considered issues separate from these meetings. In fiscal 2002, all of the directors attended at least 75% of the Board meetings and meetings of Board committees of which they were a member.

  The standing committees of the Board include the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

  The Audit Committee has responsibility for recommending the retention of independent auditors; conferring with the independent auditors regarding their audit of Mylan's consolidated financial statements; reviewing the independent auditors' fees and considering whether non-audit services are compatible with maintaining their independence; and considering the adequacy of internal financial controls. All members of the Audit Committee are independent directors as defined by the rules of the New York Stock Exchange. The Audit Committee met on six occasions in fiscal 2002. The Audit Committee is comprised of Mr. Leech (Chairman), Mr. Daniels, Mr. DeLynn and Dr. Gaisford. See "Report of the Audit Committee."

  The Compensation Committee has responsibility for establishing compensation policies and objectives and determining the compensation payable to the Chief Executive Officer. The Compensation Committee is currently comprised of Mr. DeLynn (Chairman) and Dr. Gaisford. Mr. Williams served on the committee from July 2001 until March 2002. The Compensation Committee met on three occasions during fiscal 2002.

  The Governance and Nominating Committee is responsible for corporate compliance, nomination of candidates for the Board and other governance matters. The Committee has been involved in a continuous process of evaluating candidates and reviewing other governance matters during the past year. The committee is comprised of Mr. Leech (Chairman) and Dr. Gaisford. Currently, the committee does not have a formal policy or procedure by which candidates identified by shareholders and others will be considered for nomination, however, the committee may consider such candidates on a case by case basis. The Governance and Nominating Committee met on five occasions during fiscal 2002.

Compensation of Directors

  Mr. Daniels, Mr. DeLynn, Dr. Gaisford and Mr. Leech, each earned director's fees of $24,000 in fiscal 2002. Mr. Williams earned $18,000, Mr. Coury earned $4,000 and Dr. Vanderveen earned $2,000 in their capacity as directors in fiscal 2002. The remaining directors received no additional annual compensation for serving as directors.

  Under service benefit agreements entered into with Mylan, Mr. DeLynn and Dr. Gaisford are entitled to receive $18,000 annually, payable in monthly installments for a 10-year period from the date of the end of their service to Mylan. Upon the death or at the election of the director, the aggregate amount of any unpaid benefit is payable in a lump sum, discounted to the present value at the per annum rate of 7%.

Compensation Committee Interlocks and Insider Participation

  Mr. DeLynn and Dr. Gaisford served as members of the Compensation Committee throughout fiscal 2002. In addition, Mr. Williams served on the committee from July 2001 until March 2002. There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving members of the Board or its Compensation Committee. Mr. Williams was appointed as Mylan's Chief Legal Officer in March 2002. Mr. Williams is of counsel with, and until March 2002, was a member of, DKW Law Group, PC, which Mylan retained during its fiscal year ended March 31, 2002. During that fiscal year Mylan paid $3,325,000 to DKW Law Group for legal services.

                                PERFORMANCE GRAPH

  Set forth below is a performance graph comparing the cumulative total returns (assuming reinvestment of dividends) for the five fiscal years ended March 31, 2002, of $100 invested March 31, 1997, in Mylan's common stock, the Dow Jones Pharmaceuticals Index and the Standard & Poor's Composite Index.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

                                     [CHART]

                MYLAN                       DJ
               LABS INC.     S&P 500  PHARMACEUTICALS
               --------      -------  ---------------
3/31/1997       100.00       100.00       100.00
3/31/1998       157.20       148.00       171.06
3/31/1999       188.56       175.32       225.75
3/31/2000       190.30       206.78       194.49
3/31/2001       180.13       161.95       224.39
3/31/2002       206.33       162.35       221.85

                               EXECUTIVE OFFICERS

  The names, ages and positions of our executive officers as of June 17, 2002 are as follows:

 Milan Puskar            67 Chairman and Chief Executive Officer
 Edward J. Borkowski     42 Chief Financial Officer
 Louis J. DeBone         57 Senior Vice President; and President, Mylan
                              Pharmaceuticals Inc.
 Roger L. Foster, Esq.   55 Vice President and General Counsel and Corporate
                            Secretary
 Harry A. Korman         44 Vice President; and President, UDL Laboratories,
                            Inc.
 James J. Mauzey         53 Senior Vice President; and President and Chief
                            Executive Officer, Bertek Pharmaceuticals Inc.
 John P. O'Donnell, PhD  56 Chief Scientific Officer
 Patricia A. Sunseri     62 Senior Vice President, Investor and Public
                            Relations
 C.B. Todd               68 President and Chief Operating Officer
 Stuart A. Williams      48 Chief Legal Officer

  See "The Mylan Board of Directors" for a description of the recent business experience of Mr. Puskar, Mrs. Sunseri, Mr. Todd and Mr. Williams.

  Mr. Borkowski has served as Mylan's Chief Financial Officer since March 2002. Prior to joining Mylan he was employed by Pharmacia Corporation's Consumer Healthcare Group beginning in 1999. He served as the Assistant Vice President, North American Finance and Administration and later as the Vice President, Global Finance and Information Technology. He served in various finance positions for American Home Products Corporation from 1992 to 1999.

  Mr. DeBone has been employed by Mylan since 1987. Prior to assuming his present position as Senior Vice President and President of Mylan
Pharmaceuticals Inc. in 1999, he served as Vice President--Operations and Vice President--Quality Control. He was previously employed by Mylan from 1976 until 1986 as Director of Manufacturing.

  Mr. Foster has been employed by Mylan since 1984. Prior to assuming his present position as Vice President and General Counsel in 1995, he served as Director of Legal Services and as Director of Governmental Affairs. Mr. Foster became Corporate Secretary in February 2001.

  Mr. Korman has been employed by Mylan since 1996. Prior to assuming his present position in January 2001 as President of UDL Laboratories, Inc., he served as Vice President of Sales and Marketing of Mylan Pharmaceuticals Inc., from 1997 to December 2000 and Vice President of Sales of UDL Laboratories, Inc., from 1988 to 1997.

  Mr. Mauzey has been employed by Mylan since October 2000. Prior to assuming his present position as Senior Vice President, and President and Chief Executive Officer of Bertek Pharmaceuticals Inc., he served as Chief Executive Officer of Innovex Worldwide, Quintiles Transnational Corporation from 1999 to September 2000. Mr. Mauzey was the Chairman and Chief Executive Officer of Alteon, Inc. from 1994 to 1999.

  Dr. O'Donnell has been employed by Mylan since 1986. Prior to assuming his present position in April 2002 as Chief Scientific Officer, he served as Executive Vice President, Research and Development and Quality Assurance from January 2001 to April 2002. He served as Vice President of Research and Development and Quality Assurance from March 2000 to December 2000, and prior to March 2000 he was Executive Vice President of Research and Development for Mylan Pharmaceuticals Inc.

  No family relationships exist between any of the above executive officers. Officers of Mylan who are appointed by the Board of Directors serve at the pleasure of the Board of Directors and officers appointed by the C.E.O. can be removed by the C.E.O.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth information regarding the compensation paid by Mylan in the past three fiscal years to the Chief Executive Officer and the four other most highly compensated individuals who served as executive officers of Mylan during fiscal 2002 (collectively, the "Named Executive Officers"):

                                          Annual Compensation  Long-Term Compensation
Name and Principal         Fiscal Year   --------------------- ----------------------    All Other
Position                  Ended March 31   Salary     Bonus    Number of Options (1)  Compensation (2)
------------------        -------------- ---------- ---------- ---------------------- ----------------
Milan Puskar,                  2002      $1,000,000 $1,000,000              0            $4,760,700
Chairman of the Board
 and                           2001      $1,000,000 $  500,000        125,000            $   78,400
Chief Executive Officer        2000      $1,000,000 $  500,000              0            $  692,400

C.B. Todd,                     2002      $  325,000 $  500,000        100,000            $  121,700
President and                  2001      $        0 $        0         30,000            $  300,000
Chief Operating Officer        2000      $        0 $        0              0            $  275,000

Louis J. DeBone,               2002      $  300,000 $  375,000              0            $   71,700
Senior Vice President          2001      $  262,500 $  262,500        195,000            $        0
                               2000      $  200,000 $  250,000              0            $   15,900

Roderick P. Jackson,           2002      $  300,000 $  250,000              0            $  604,600
Senior Vice President          2001      $  250,000 $  250,000         95,000            $  534,400
 (Retired) (3)                 2000      $  225,000 $  250,000              0            $  540,800

John P. O'Donnell, Ph.D.       2002      $  250,000 $  250,000              0            $   78,900
Chief Scientific Officer       2001      $  212,500 $  212,500        187,500            $    8,200
                               2000      $  181,700 $  200,000              0            $   15,900

--------
(1) The option awarded in fiscal 2002 had an exercise price of $25.36 per share and the options awarded in fiscal 2001 had exercise prices ranging from $21.38 per share to $24.69 per share. The exercise price is the closing stock price on the day of grant. Mylan does not currently offer stock appreciation rights to its employees.

(2) This column includes Mylan's contributions to the Profit Sharing 401(k) Plan, amounts accrued and paid by Mylan under the Salary Continuation Plan described below and amounts accrued under the Supplemental Health Insurance Program. During fiscal 2002, contributions to the Profit Sharing 401(k) Plan were made in the amount of $8,000 for Mr. Puskar and Mr. Jackson and $7,200 for Dr. O'Donnell. In addition, under the Salary Continuation Plan in fiscal 2002, $4,645,400 and $524,900 were accrued for the benefit of Mr. Puskar and Mr. Jackson and $50,000 was paid to Mr. Todd during the period he was retired from Mylan. Additionally, Mylan paid $35,600 of life insurance premiums for Mr. Puskar, pursuant to a split-dollar life insurance agreement with a trust. Neither the executive officer nor the trust has any interest in the cash surrender value of the insurance policy subject to that agreement. Finally, in fiscal 2002 under the Supplemental Health Insurance Program, $71,700 was accrued for each of Messrs. Puskar, Todd, DeBone, Jackson and O'Donnell.

     Under the Salary Continuation Plan approved by the Board of Directors, Mylan entered into Retirement Benefit Agreements with various key employees, including Mr. Puskar, Mr. DeBone, Mr. Jackson and Dr. O'Donnell. These agreements provide for fixed annual payments to these executives commencing upon their termination of employment with Mylan. These payments in the case of Mr. Puskar are over his lifetime, with minimum compensation payments equal to 10 years. These payments are payable over a 15 year period in the case of Mr. Jackson, and over a 10- year period, in the case of Mr. DeBone and Dr. O'Donnell. Mr. Todd has approximately 13 years of payments remaining of the 15 year term. He had received approximately 2 years of payments during his retirement from Mylan. Upon the death of such a key employee following his or her retirement or at the election of the executive, the aggregate amount of the unpaid benefit is payable in a lump sum, discounted to the present value at the per annum rate of 7%.

(3)  Mr. Jackson retired effective as of May 1, 2002.

  The annual retirement benefits awarded under the Salary Continuation Plan to the Named Executive Officers are as follows:

                                                                      Retirement
                                                           Other than Retirement
                                                               Due to     Due to
                                                           Disability Disability
                                                           ---------- ----------
   Milan Puskar........................................... $1,000,000 $1,000,000
   C.B. Todd.............................................. $  300,000 $  300,000
   Louis J. DeBone........................................ $  100,000 $  100,000
   Roderick P. Jackson.................................... $  250,000 $  250,000
   John P. O'Donnell...................................... $  100,000 $  100,000

  If an executive named above dies prior to retirement, his beneficiaries will receive (under life insurance policies purchased by Mylan) lump sum payments of $1,645,000, in the case of Mr. Puskar, $1,500,000 in the case of Mr. Todd, and $1,250,000, in the case of Mr. DeBone, Mr. Jackson and Dr. O'Donnell. In addition, if Mr. Puskar dies prior to his retirement, Mylan will pay his beneficiaries the additional sum of $1,600,000.

Option Grants in Fiscal 2002

  Mylan's 1997 Incentive Stock Option Plan currently authorizes the grant of options to purchase up to 10,000,000 shares of Mylan's common stock to executives, key employees and agents of Mylan. All executive officers and other officers and employees, as well as independent agents and consultants, of Mylan are eligible to participate in the Plan.

  The following table shows options awarded to the Named Executive Officers in fiscal 2002, and held by them as of March 31, 2002, and the assumed appreciated value of such options. None of the Named Executive Officers received stock appreciation rights in fiscal 2002.

                                                                        Potential Realizable
                                                                          Value at Assumed
                     Number of   Percent of                             Annual Rates of Stock
                     Securities Total Options                            Price Appreciation
                     Underlying  Granted to                                for Option Term
                      Options   Employees in                 Expiration ---------------------
                      Granted    Fiscal 2002  Exercise Price    Date        5%        10%
                     ---------- ------------- -------------- ---------- ---------- ----------
Milan Puskar              --         --              --            --          --         --

C.B. Todd             100,000       2.75%         $25.36     6/13/2011  $1,594,876 $4,041,730

Louis J. DeBone           --         --              --            --          --         --

Roderick P. Jackson       --         --              --            --          --         --

John P. O'Donnell         --         --              --            --          --         --

Aggregated Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values

  The following table sets forth information concerning the aggregate number and value of options exercised during the fiscal year ended March 31, 2002 and held or unexercised as of March 31, 2002 by the Named Executive Officers. Mylan does not currently offer stock appreciation rights to its employees.

                                               Number of Securities      Value of Unexercised
                                                    Underlying               In-the-Money
                      Number of                 Unexercised Options        Options at Fiscal
                       Shares                   at Fiscal Year End             Year End
                      Acquired      Value    ------------------------- -------------------------
Name                 on Exercise Realized(1) Exercisable Unexercisable Exercisable Unexercisable
----                 ----------- ----------- ----------- ------------- ----------- -------------
Milan Puskar                 0   $        0    225,000            0    $2,234,725    $      0
C.B. Todd                    0   $        0    260,000      100,000    $3,840,830    $410,000
Louis J. DeBone         37,500   $  788,801    188,334       66,666    $1,661,621    $318,163
Roderick P. Jackson    150,000   $3,192,510    175,000            0    $1,747,355    $      0
John P. O'Donnell            0   $        0    120,834       66,666    $  866,524    $318,163

--------
(1) The value realized is calculated by determining the difference between the fair market value of the securities underlying the options and the exercise or base price of the options at exercise, exclusive of the value of any related payment or other consideration provided or to be provided to the Named Executive Officer, whether in payment of the exercise price or related taxes.

Mylan's Equity Compensation Plans

  The following table shows information about the securities authorized for issuance under Mylan's equity compensation plans as of March 31, 2002 (exclusive of the proposed increase under Proposal No. 2):

                      Equity Compensation Plan Information

                                                                   (c) Number of
                       (a)                                securities remaining
               Number of securities                       available for future
                   to be issued     (b) Weighted-average  issuance under equity
                 upon exercise of    exercise price of     compensation plans
               outstanding options, outstanding options, (excluding securities
Plan category warrants and rights warrants and rights reflected in column (a))
-------------  -------------------- -------------------- -----------------------
Equity
 compensation
 plans
 approved by
 security
 holders            8,562,174              24.07                1,690,225
Equity
 compensation
 plans not
 approved by
 security
 holders                  -0-                N/A                      N/A
                    ---------              -----                ---------
 Total              8,562,174              24.07                1,690,225
                    =========              =====                =========

Employment Agreement and Other Arrangements

  Mylan entered into an employment contract with Mr. Puskar on April 28, 1983, which specifies his duties and provides for ordinary insurance and health benefits as provided for salaried employees. This employment contract originally called for a term expiring on March 31, 1988, and since this date has been continued on a year-to-year basis subject to termination by either Mylan or Mr. Puskar at any time. Salary and bonuses under this employment contract are determined by the Compensation Committee. Mr. Puskar's employment contract provides for continued payments of salary for a period of one year following any termination of his employment contract by Mylan.

  The Salary Continuation Plan referred to in a note to the "Summary Compensation Table" provides for the payment of post-retirement compensation pursuant to agreements with key employees, including executive officers, over a period ranging from 10 years to life, as more fully described in such note. Mylan also entered into transition and succession agreements with Mr. Puskar, Mr. Todd, Mr. DeBone, Mr. Jackson and Dr. O'Donnell. Under the terms of each of these agreements, if any such executive's employment is terminated other than for good cause or if such executive terminates his employment voluntarily for good reason during a potential change of control of Mylan or within two years following a change of control, or if he dies within one year after the first anniversary of a change of control or voluntarily terminates his employment for any reason within 90 days following the first anniversary of a change of control, he will, subject to certain possible reductions, be entitled to receive 2.99 times his W-2 earnings for the previous year and the continuation of health and insurance benefits for him and his family for a three-year period.

[Proposal No. 2--Approve the Amendment and Restatement of the Mylan Laboratories Inc. 1997 Incentive Stock Option Plan to Permit the Granting of Stock Options to Non-employee Directors and to Increase the Number of Shares for Which Options May be Granted]

Background Information

  The Mylan Laboratories Inc. 1997 Incentive Stock Option Plan (the "1997 Plan") authorizes the grants of options to purchase Mylan's Common Stock to executives, directors, employees and agents of Mylan and its subsidiaries. The 1997 Plan provided for 10,000,000 shares available for awards to eligible participants. Of this amount, options for approximately 8,497,275 shares have been granted under the 1997 Plan through March 31, 2002.

  In 1992 Mylan adopted the 1992 Mylan Laboratories Inc. Nonemployee Director Plan ("1992 Directors Plan") to permit the granting of stock options to those directors of Mylan who were not employees (outside directors.) The 1992 Directors Plan initially permitted the granting of stock options to such directors based upon a formula contained in the plan document. At the time of the adoption of the 1992 Directors Plan, the rules of the Securities and Exchange Commission generally required plans covering non-employee directors to grant options only by the affirmative vote of the shareholders of the company or based upon a formula contained in the plan that was approved by the affirmative vote of the shareholders of Mylan. Subsequent changes in the Securities and Exchange Commission rules removed these requirements, and in July 1997 the 1992 Directors Plan was amended to allow for the grant of options to non-employee directors by action of Mylan's Board of Directors acting as a committee of the whole. The 1992 Directors Plan will expire on June 22, 2002 and no further options can be granted after that date, although options granted prior to that date will continue to be exercisable in accordance with the terms of the option grant.

The Amendment and Restatement of the 1997 Plan

  The Board of Directors of Mylan has previously approved an amendment and restatement of the 1997 Plan. Mylan now is seeking shareholder approval of the 1997 Plan, as amended and restated, including an increase in the maximum number of shares available for awards under the 1997 Plan by 5,000,000 shares. If shareholders approve the 1997 Plan, as amended and restated, the number of shares remaining available for awards as of July 26, 2002 would increase by 5,000,000 shares. In addition, with the expiration of the 1992 Directors Plan, the amended and restated 1997 Plan would make non-employee directors eligible to receive awards under the 1997 Plan.

  The Board of Directors believes that the amended and restated 1997 Plan will allow Mylan to continue to provide competitive equity incentives to officers, directors and other key employees and agents, who are essential to Mylan's long-term growth and financial success, and to continue to align more closely the interests of Mylan's management with its shareholders. The Board of Directors also believes that the 1997 Plan, as amended and restated, is appropriate and necessary for Mylan to remain competitive in the marketplace for executive, managerial and Board talent. Finally, the Board of Directors believes that the 1997 Plan, as amended and restated, will ease the administrative burden of Mylan by eliminating the need for a separate stock option plan for non-employee directors.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal will be required to approve the 1997 Plan, as amended and restated. The total vote cast on the proposal must represent over fifty percent (50%) in interest of all shares entitled to vote on the proposal.

Plan Features

  The following is a summary of the principal features of the amended and restated 1997 Plan. The following summary is not intended to be comprehensive and is qualified in its entirety by reference to the full text of the 1997 Plan, as amended and restated, which is attached to this proxy statement as Annex A.

  Participation. Officers, directors (including, on and after July 26, 2002, non-employee directors if the amendment and restatement is approved) and employees, as well as independent consultants, agents and advisors, of Mylan and its subsidiaries are eligible to participate in the 1997 Plan. Under the 1997 Plan, the Compensation Committee (the "Committee") has authority to award options to eligible persons on the basis of the nature of their duties, their present and potential contributions to the success of Mylan and other factors. Each option granted under the 1997 Plan will be evidenced by an agreement between Mylan and the participant. Approximately 1,700 persons are eligible to receive awards under the 1997 Plan.

  Administration. The 1997 Plan is administered by the Committee, which consists of at least two (2) members of Mylan's Board of Directors. Each member of the Committee must be a "non-employee director" (as defined in applicable rules of the Securities and Exchange Commission) when the Committee is acting to grant options to participants who also are directors or officers. In addition, each member of the Committee must be an "outside director" (as defined in applicable regulations under the Internal Revenue Code of 1986, as amended (the "Code")) when the Committee is acting to grant options to Mylan's Chief Executive Officer (or to the individual acting in that capacity), to one of the four (4) most highly compensated officers of Mylan (other than the Chief Executive Officer) or to any participant who, in the judgment of the Board of Directors, is reasonably likely to attain such status within the exercise period of any contemplated option. Except in cases in which it is determined that a Committee member's conduct involved self-dealing, willful misconduct or recklessness, Mylan will indemnify members of the Committee for expenses incurred in actions arising as a result of their action or failure to act in connection with the 1997 Plan.

  Exercise Price of Options. The exercise price of an option granted under the 1997 Plan will be the price determined by the Committee at the time the option is granted, but the exercise price will not be less than the fair market value of Mylan's Common Stock deliverable upon the exercise of the option, as determined on the date of the relevant option grant. As of June 10, 2002, the closing price of Mylan's Common Stock on the New York Stock Exchange was $31.02. The purchase price paid by a participant upon the exercise of options under the 1997 Plan is payable at the time of exercise in cash, in stock of Mylan or pursuant to a "net exercise" of options under the 1997 Plan.

  Term of Options. The 1997 Plan provides for the grant of Incentive Stock Options as defined at Section 422 of the Code ("ISOs") and options that do not qualify as ISOs ("Nonqualified Stock Options" or "NSOs"). Each option will have such term, not in excess of ten (10) years, as is determined by the Committee at the time of the grant of the option. ISOs can only be granted to, and exercised by, employees. Generally the exercise period for ISOs terminates immediately in the event of the voluntary or involuntary termination of employment of the employee, except in the event of a termination due to (i) death of the participant while an employee of Mylan or one of its subsidiaries or within three (3) months after termination of the participant's employment due to permanent disability, in which event the option may be exercised by the participant's devisees or descendants, as applicable, or, if none, the participant's executors or administrators for one (1) year after the participant's death or termination of employment due to the permanent disability, as applicable; (ii) permanent disability of the participant, in which event the participant may exercise the options within one (1) year from the date of termination of the participant's employment; (iii) the indefinite lay-off of the participant, in which event the participant may exercise the option within three (3) months after the lay-off; or (iv) retirement of a participant, in which event the options are exercisable during the remainder of the term of the option. Prior to the latest amendment and restatement of the 1997 Plan, retired participants could only exercise ISOs within three (3) months of the date of termination of employment due to retirement.

  NSOs are also generally exercisable for a period of ten (10) years from the date of grant. However, if provided for in the stock option agreement, NSOs may not be forfeitable if the participant terminates from employment, ceases being a director or otherwise severs his consultancy with Mylan.

  Special rules apply to the terms of options granted on and after January 26, 2000 but before July 26, 2000. In no event will any option granted under the 1997 Plan be exercisable after the tenth anniversary of the date of grant. No awards may be made under the 1997 Plan after January 23, 2007, the tenth anniversary of the original adoption date of the 1997 Plan by the Board of Directors. However, all awards made under the 1997 Plan on or prior to January 23, 2007 will remain in effect until such awards have been satisfied or terminated in accordance with the terms and conditions of the 1997 Plan and the relevant awards.

  Vesting of Options. Generally ISOs and NSOs granted to employees are subject to vesting and exercise restrictions under the 1997 Plan. Unless the option agreement provides for a different vesting schedule, no portion of an ISO may be exercised unless the participant has been employed continuously through the second anniversary of the date of grant, at which time twenty-five percent (25%) of the option will vest and become exercisable. An additional twenty- five percent (25%) of the option will vest and become exercisable on and after the third anniversary of the date of grant and the remaining portion of the option will vest and become exercisable upon and after the fourth anniversary of the date of grant. In its sole discretion, the Committee may reduce or eliminate the vesting requirements for any employee of Mylan or its subsidiaries with at least two (2) years of continuous service to Mylan or its subsidiaries. If a participant's employment is terminated due to death, permanent disability or retirement, one hundred percent (100%) of the participant's options will vest immediately. In the case of NSOs, vesting provisions will be imposed at the sole discretion of the Committee.

  Inclusion of Non-employee Directors. Non-employee Directors of Mylan have been eligible to receive options under the 1992 Directors Plan since June 22, 1992. The 1992 Directors Plan was a ten (10) year plan and thus expires on June 22, 2002. Rather than adopt a new plan for non-employee Directors of Mylan, the Board of Directors determined that it would be more efficient and equitable to consolidate the grant of all options under a single plan. Thus, the 1997 Plan was amended by the Board to permit the grant of options to non- employee Directors on such terms and subject to such conditions as are generally applicable to other non-employee consultants of Mylan.

  Maximum Grants. If the proposal is approved, the maximum number of shares of Common Stock which may be issued under the 1997 Plan will be 15,000,000. The aggregate fair market value of the stock (as determined on the date of the relevant option grant) with respect to which ISOs are exercisable for the first time by a participant during any calendar year cannot exceed $100,000. No participant is entitled to receive options in any calendar year to purchase more than 300,000 shares of Common Stock. Prior to the amendment and restatement of the 1997 Plan in April 2000, participants were not entitled to receive options in any calendar year to purchase more than 250,000 shares of Common Stock, plus any amount of shares that were available within that limit in any prior year for which options were not granted.

  Amendment of the 1997 Plan. The Board of Directors of Mylan has authority to amend, suspend or discontinue the 1997 Plan from time to time, except that, without shareholder approval, the Board may not (i) permit the granting of options under the 1997 Plan after January 23, 2007; (ii) increase the number of shares reserved for issuance upon the exercise of options, subject to appropriate adjustments in the event of extraordinary corporate transactions in accordance with the terms of the 1997 Plan; (iii) permit the granting of any option at an exercise price less than the fair market value of Mylan's Common Stock on the date of grant; (iv) permit the granting of options under the 1997 Plan with terms in excess of ten (10) years; (v) increase materially the benefits accruing to participants in the 1997 Plan; (vi) modify materially the requirements of eligibility for participation in the 1997 Plan; or (vii) cause otherwise applicable rules under the Federal securities laws or the requirements for ISOs to become inapplicable.

  Certain Federal Income Tax Matters. The grant of either an ISO or NSO will not be treated as compensation to the participant for Federal income tax purposes, and no grant of options under the 1997 Plan will result in a deduction for Mylan for tax purposes. As described below, NSOs do not qualify for the same tax treatment afforded to ISOs.

  Upon exercise of an ISO, the participant will not recognize any compensation income, although exercise of an ISO may give rise to a tax liability under the alternative minimum tax provisions of the Code. Generally, if the participant disposes of shares acquired upon exercise of an ISO within two (2) years of the relevant date of grant or within one (1) year of the relevant date of exercise, the participant will recognize compensation income, and Mylan will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option price (or the gain on sale, if less). Otherwise, Mylan will not be entitled to any deduction for tax purposes upon disposition of such shares by the participant, and the participant will treat the entire gain as a capital gain. Upon the exercise of a NSO, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option price generally will be taxable to the participant as compensation income and deductible by Mylan for tax purposes. The exercise of either incentive stock options or non- qualified stock options also may have state or local tax consequences.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED MYLAN LABORATORIES INC. 1997 INCENTIVE STOCK OPTION PLAN. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THE 1997 PLAN PROPOSAL.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

Compensation Policies

  For fiscal 2002, Mylan's compensation program consisted of base salary, short-term incentive compensation, stock options and long-term incentive compensation. The Compensation Committee believes this compensation program was a significant factor contributing to Mylan's success this past year.

Functions of the Compensation Committee

  The Compensation Committee is charged with responsibility for:

  . establishing the objectives and policies governing the compensation of Mylan's employees,

  . determining the amount of compensation payable annually to the Chairman and Chief Executive Officer and any other executive officer of Mylan whose annual compensation is subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"),

  . overseeing the issuance of stock options to all eligible participants, and

  . making such recommendations to the Board as it deems appropriate concerning Mylan's compensation of employees and its award of stock options.

  Mylan's executive compensation policy is to:

  . provide compensation to employees at such levels as will enable Mylan to attract and retain employees of the highest caliber,

  . compensate employees in a manner best calculated to recognize individual, group and company performances, and

  . seek to align the interests of the employees with the interests of Mylan's shareholders.

  The Board and the Compensation Committee have taken actions designed to increase Mylan's opportunity to deduct all compensation paid to highly compensated officers for federal income tax purposes. However, neither the Board nor the Compensation Committee believes that any executive's compensation should be limited to the amount deductible if such executive deserves compensation in excess of $1.0 million and the compensation is not deductible.

Compensation of Executive Officers

  During fiscal 2002, the salaries and bonuses of executive officers other than the Chairman and Chief Executive Officer were determined by Milan Puskar. With respect to salaries, Mr. Puskar made his determinations based upon various subjective factors, such as the responsibilities, positions, qualifications, individual performances and years of service with Mylan for such executives. Bonuses were awarded by Mr. Puskar based upon his determination of each officer's contribution to Mylan's success. In making both salary and bonus determinations, in addition to the various factors identified, Mr. Puskar relied upon his knowledge of the pharmaceutical industry, in general, without specifically examining the reported compensation levels paid to executives of other companies. Salaries were not tied to Mylan's performance, nor were numerical goals or targets established in determining bonuses.

Compensation of Chief Executive Officer

  In fiscal 2002, the Compensation Committee did not consider any adjustments to the salary of Milan Puskar, Mylan's Chairman and Chief Executive Officer.
Mr. Puskar's salary was continued at the prior year's level. Due to the expiration of the Executive Bonus Plan adopted in 1995, Mr. Puskar was not eligible to receive an incentive bonus in fiscal 2002. However, in March 2002, the Compensation Committee awarded Mr. Puskar a bonus of $1.0 million for his performance in fiscal 2002. In addition to informally examining the compensation levels for the chairpersons and chief executives at other pharmaceutical companies of a size comparable to Mylan, in reaching its decision to award this bonus, the Committee considered subjective factors such as Mr. Puskar's leadership and guidance in positioning the brand segment for future growth, forging relationships with other pharmaceutical companies, and his role in Mylan achieving its operating results in fiscal 2002.

                                          Compensation Committee:

                                          Laurence S. DeLynn
                                          John C. Gaisford, MD

                          REPORT OF THE AUDIT COMMITTEE

  The Audit Committee is currently comprised of four independent directors and operates under a written charter adopted by the Board of Directors in accordance with rules of the New York Stock Exchange. The Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of Mylan's independent auditors. The Audit Committee has recommended that shareholders ratify Proposal No. 3 to approve the appointment of Deloitte & Touche LLP as independent auditors.

  Management is responsible for Mylan's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Mylan's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

  In this context, the Audit Committee has met and held discussions with management and the independent auditors regarding Mylan's audited consolidated financial statements. This discussion covered the quality, not just the acceptability, of Mylan's financial reporting practices and the completeness and clarity of the related financial disclosures. Management represented to the Audit Committee that Mylan's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  Mylan's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence. Deloitte & Touche LLP, Mylan's independent auditors, stated in the written disclosures that in their judgment they are, in fact, independent. The Audit Committee concurred in that judgment of independence.

  Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Mylan's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, to be filed with the Securities and Exchange Commission.

  The Audit Committee also considered whether the provision to Mylan by Deloitte & Touche LLP of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP. The Audit Committee believes that the provision of those services in fiscal 2002 by Deloitte & Touche LLP is compatible with maintaining its independence.

                                          Audit Committee:

                                          Douglas J. Leech
                                          Leslie B. Daniels
                                          Laurence S. DeLynn
                                          John C. Gaisford, MD

                  MYLAN STOCK OWNED BY OFFICERS AND DIRECTORS

  The following table sets forth information regarding the amount and nature of Common Stock ownership by all directors, nominees and Named Executive Officers, and all directors and executive officers as a group, as of June 10, 2002.

Name                                  Shares Beneficially Owned (1) Percentage
----                                  ----------------------------- ----------
Milan Puskar (2)                                2,687,276              2.1%
Robert J. Coury (3)                                 7,500                *
Wendy Cameron (4)                                   7,500                *
Leslie B. Daniels (5)                              75,000                *
Louis J. DeBone (6)                               208,645                *
Laurence S. DeLynn (7)                            293,500                *
John C. Gaisford (8)                               59,401                *
Roderick P. Jackson (9)                           203,876                *
Douglas J. Leech (10)                              27,000                *
John P. O'Donnell (11)                            142,493                *
Patricia A. Sunseri (12)                          570,359                *
C.B. Todd (13)                                    483,186                *
Randall L. Vanderveen (14)                          7,500                *
Stuart A. Williams (15)                           123,175                *
                                                ---------
All Directors and Executive Officers
 as a Group (16)                                5,274,669              4.2%

--------
 *   Less than 1%

(1) For purposes of this table, shares are considered "beneficially owned" if the person directly or indirectly has sole or shared power to vote or direct the voting of the securities or has sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to beneficially own shares that he or she has the right to acquire within 60 days after June 10, 2002.

(2) The shares beneficially owned by Mr. Puskar include (i) 2,450,000 shares held of record by him, (ii) 225,000 shares issuable to him upon the exercise of options at exercise prices ranging from $16.69 to $21.38 per share, and (iii) 12,276 shares held in his 401(k) account.

(3) The shares beneficially owned by Mr. Coury include 7,500 shares issuable to him upon the exercise of options at an exercise price of $34.15.

(4) The shares beneficially owned by Ms. Cameron include 7,500 shares issuable to her upon the exercise of options at an exercise price of $26.15.

(5) The shares beneficially owned by Mr. Daniels include (i) 32,500 shares held of record by him, (ii) 33,000 shares held by a trust of which he is a trustee, (iii) 2,000 shares held in a pension account, and (iv) 7,500 shares issuable to him upon the exercise of options at an exercise price of $32.90.

(6) The shares beneficially owned by Mr. DeBone include (i) 15,000 shares held of record by him, (ii) 188,334 shares issuable to him upon the exercise of options at exercise prices ranging from $16.69 to $24.69 per share, and
     (iii) 5,311 shares held in his 401(k) account.

(7) The shares beneficially owned by Mr. DeLynn include (i) 246,000 shares held of record by him, and (ii) 47,500 shares issuable to him upon the exercise of options at exercise prices ranging from $16.69 to $32.90 per share.

(8) The shares beneficially owned by Dr. Gaisford include (i) 9,901 shares held of record by him, and (ii) 49,500 shares issuable to him upon the exercise of options at exercise prices ranging from $17.75 to $32.90 per share.

(9) The shares beneficially owned by Mr. Jackson include (i) 23,500 shares held of record by him, (ii) 175,000 shares issuable to him upon the exercise of options at exercise prices ranging from $16.69 to $21.38 per share, and
     (iii) 5,376 shares held in his 401(k) account.

(10) The shares beneficially owned by Mr. Leech include (i) 4,500 shares held of record by him, and (ii) 22,500 shares issuable to him upon the exercise of options at exercise prices ranging from $23.10 to $32.90 per share.

(11) The shares beneficially owned by Dr. O'Donnell include (i) 16,300 shares held of record by him, (ii) 120,834 shares issuable to him upon exercise of options at exercise prices ranging from $21.38 to $24.69 per share, and
      (iii) 5,359 shares held in his 401(k) account.

(12) The shares beneficially owned by Mrs. Sunseri include (i) 448,750 shares held of record by her, (ii) 117,500 shares issuable to her upon the exercise of options at exercise prices ranging from $17.75 to $21.38 per share, and (iii) 4,109 shares held in her 401(k) account.

(13) The shares beneficially owned by Mr. Todd include (i) 260,339 shares held of record by him, (ii) 105,000 shares in a trust of which he is trustee,
      (iii) 110,000 shares issuable to him upon the exercise of options at exercise prices ranging from $16.69 to $21.38 per share, and (iv) 7,847 shares held in his 401(k) account.

(14) The shares beneficially owned by Dr. Vanderveen include 7,500 shares issuable to him upon the exercise of options at an exercise price of $30.60.

(15) The shares beneficially owned by Mr. Williams include (i) 10,675 shares held by trusts of which he is a trustee, (ii) 107,500 shares issuable to him upon the exercise of options at exercise prices ranging from $30.60 to $32.90 per share, and (iii) 5,000 shares held in his 401(k) account.

(16) These shares include shares issuable to the individuals in this group upon the exercise of options at exercise prices ranging from $12.00 to $34.15 per share.

             PERSONS OWNING MORE THAN FIVE PERCENT OF MYLAN STOCK

  The following table sets forth information regarding the amount and nature of Common Stock ownership by all persons known to management, based on a 13G filing with the Securities and Exchange Commission made on April 10, 2002, to beneficially own 5% or more of Mylan's Common Stock as of June 10, 2002. Mylan has no other classes of capital stock outstanding.

Name and Address      Shares Beneficially Owned (1)/%
----------------      -------------------------------
FMR Corp.
82 Devonshire Street          8,502,083/  6.7%
Boston, MA 02109

--------
(1) To the knowledge of Mylan, FMR Corp. has the sole power to vote or to direct the vote of 5,067,505 shares and has the sole power to dispose of or to direct the disposition of all 8,502,083 shares held of record.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During fiscal 2002, Mylan maintained deposits in a money market account in CentraBank, Inc. Douglas J. Leech, a director of Mylan, serves as CentraBank's Chief Executive Officer. As of March 31, 2002, Mylan had approximately $7.2 million on deposit with CentraBank, Inc.

  Mr. Coury is the direct or indirect equity owner and Chief Executive Officer of Coury Consulting, L.P. Pursuant to a Consulting Agreement between Mylan and Coury Consulting dated July 27, 2000, and amended April 27, 2001, and November 19, 2001, Mylan currently pays Coury Consulting a monthly consulting fee of $75,000. The Consulting Agreement also provides for discretionary bonuses at the option of Mylan. The term of the Agreement expires on December 31, 2003. During the fiscal year ending March 31, 2002, Mylan paid $1,565,000 to Coury Consulting for services provided under the Consulting Agreement. In addition, at the time of entry into the Consulting Agreement, Coury Consulting received a vested option to purchase 100,000 shares of Mylan's common stock at an exercise price of $21.88 per share. Coury Consulting exercised the options in January 2002.

  Mr. Williams is of counsel with, and until March 1, 2002, was a member of, DKW Law Group, PC, which the Company retained during its fiscal year ended March 31, 2002. During that fiscal year, the Company paid $3,325,000 to DKW Law Group for legal services.

         APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

       [Proposal No. 3--Approve the Appointment of Deloitte & Touche LLP
                           as Independent Auditors]

Approval of Appointment

  The Board of Directors requests from the shareholders an indication of their approval or disapproval of the Board's appointment of Deloitte & Touche LLP as independent auditors for fiscal 2003.

  Deloitte & Touche LLP served as the independent auditors of Mylan during fiscal 2002, and no relationship exists other than the usual relationship between independent public accountant and client.

  If the appointment of Deloitte & Touche LLP as independent auditors for fiscal 2003 is not approved by the shareholders, the adverse vote will be considered a direction to the Board of Directors to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment for fiscal 2003 will stand unless the Board finds other good reason for making a change.

  Representatives of Deloitte & Touche LLP will be available at the Annual Meeting to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

Audit Fees

  The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for professional services rendered for the audit of Mylan's annual consolidated financial statements for the fiscal year ended March 31, 2002 and for the reviews of the financial statements included in Mylan's quarterly Reports on Form 10-Q for that fiscal year were $437,000.

Financial Information Systems Design and Implementation Fees

  For the fiscal year ended March 31, 2002, Deloitte & Touche did not bill Mylan for any professional services rendered in connection with financial information systems design or implementation, the operation of its information system or the management of its local area network.

All Other Fees

  The aggregate fees billed by Deloitte & Touche for services rendered to Mylan, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended March 31, 2002, were $1,382,000, including audit related services of approximately $215,000 and non-audit services of $1,167,000. Audit related services generally include fees for the audit of Mylan's employee benefit plans, statutory report requirements, assistance in understanding and applying accounting and reporting standards and accounting consultation. Non-audit services generally include fees for services such as tax compliance and planning and other proposed transaction-related services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS.

                                  OTHER MATTERS

Matters not Included in this Proxy Statement

  We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is presented appropriately, proxy holders will vote on the matter in their discretion.

Section 16(a) Beneficial Ownership Reporting Compliance

  Based solely upon a review of our records, all reports required to be filed pursuant Section 16(a) of the Exchange Act were filed on a timely basis.

Shareholder Proposals for the 2003 Annual Meeting

  If you want to submit proposals for possible inclusion in Mylan's 2003 Proxy Statement, you must do so on or before February 20, 2003. Additionally, under the Mylan By-laws, a Mylan shareholder of record at the time of giving notice of the annual meeting who is entitled to vote at the annual meeting may request that business be brought before the annual meeting by delivering to Mylan a timely notice setting forth each matter the shareholder proposes to bring before the meeting. The notice must describe, in reasonable detail, the business to be brought before the meeting and the reasons for conducting such business. The notice also must set forth the name and address (as they appear in Mylan's records) of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made; the class and number of shares of Mylan that are owned beneficially and of record by the shareholder and any such beneficial owner; and any material interest of such shareholder or such beneficial owner in the proposed business. Under normal circumstances, to be timely, the notice must be received by Mylan's corporate secretary not less than sixty (60) calendar days prior to the meeting. In addition, the Mylan by- laws provide that a Mylan shareholder of record at the time of giving the notice discussed below and who is eligible to vote for the election of directors at the annual meeting, may submit nominations of persons for election as directors by delivering a timely notice, setting forth the following: name and address (as they appear in Mylan's records) of the shareholder and the beneficial owner, if any, on whose behalf the nomination is made; a representation that the shareholder giving the notice is a holder of record of Mylan's common stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; the class and number of shares owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; a description of all arrangements or understandings between or among any of the shareholder giving notice, the beneficial owner on whose behalf notice is given, each nominee, and any other person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving notice; such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board; and the signed consent of each nominee to serve as a Director if elected. Under normal circumstances, to be timely, the notice must be received by Mylan's corporate secretary not less than sixty (60) calendar days prior to the annual meeting.

Solicitation

  Mylan is soliciting this proxy on behalf of its Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person.

  Mylan pays the cost of preparing, assembling and mailing this proxy-soliciting material. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these proxy materials to our beneficial stockholders whose stock is registered in the nominee's name.

  Mylan has engaged Morrow & Co., Inc. to help solicit proxies from brokers, banks and other nominee holders of Mylan Stock at a cost of approximately $10,000 plus expenses. Our employees may also solicit proxies for no additional compensation.

Shareholder List

  A shareholder list will be available for your examination during normal business hours at Mylan's offices at 1030 Century Building, 130 Seventh Street, Pittsburgh, Pennsylvania, at least 10 days prior to the Annual Meeting.

Revocability of Proxy

  You may revoke the enclosed proxy by filing a written notice of revocation with Mylan (at the address shown on the cover page), by providing a later executed proxy or by voting in person at the Annual Meeting.

Copies of Annual Report

  Upon written request to the undersigned Secretary (at the address specified on the cover page) by any shareholder whose proxy is solicited hereby, Mylan will furnish a copy of its Annual Report on Form 10-K for the fiscal year ended March 31, 2002, filed with the Securities and Exchange Commission, together with the consolidated financial statements and schedules thereto, without charge to the shareholder requesting the same.

                                          Respectfully submitted,

                                          Roger L. Foster, Esq.
                                          Secretary

                                                                         ANNEX A

                            MYLAN LABORATORIES INC.
                        1997 INCENTIVE STOCK OPTION PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JULY 26, 2002)
                            MYLAN LABORATORIES INC.
                        1997 INCENTIVE STOCK OPTION PLAN

1. Plan Name

  This Plan shall be known as the "MYLAN LABORATORIES INC. 1997 Incentive Stock Option Plan" (the "Plan").

2. Effective Date

  The effective date of the Plan shall be January 23, 1997; provided, however, that if the shareholders of MYLAN LABORATORIES INC. (the "Corporation") do not approve the Plan by January 22, 1998, no Options (as defined in paragraph 3) granted under the Plan shall constitute Incentive Stock Options (as defined in paragraph 5(c)(ii)(A)). Certain provisions of this Plan have been amended from time to time. Generally Options (as defined in paragraph 3) granted under this Plan are governed by the provisions of the Plan in effect at the date of the grant of such Option. This Amended and Restated version of the Plan incorporates all Plan amendments adopted through July 26, 2002.

3. Purpose

  The purpose of this Plan is to provide a means whereby the Corporation may, through the grant of options to purchase Class A Common Stock, par value $.50 per share ("Common Stock") of the Corporation ("Options") to employees (including officers and directors who are also employees) and nonemployee directors (including nonemployee directors who are also officers), consultants, agents and advisors, attract, retain and motivate these persons to exert their best efforts on behalf of the Corporation and its subsidiaries. Collectively, these persons are called "key employees."

4. Number of Shares Available Under Plan

  (a) Options may be granted by the Corporation from time to time to key employees of the Corporation and its subsidiaries to purchase an aggregate of Fifteen Million (15,000,000) shares of Common Stock of the Corporation and Fifteen Million (15,000,000) shares of Common Stock shall be reserved for Options granted under the Plan (subject to adjustment as provided in paragraph 6(j)).

  (b) Shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Corporation in its treasury.

  (c) If any Option granted under the Plan shall terminate, expire or be canceled as to any shares, new Options may thereafter be granted under the Plan covering those shares, subject to the limitations imposed under paragraph 5(a)(vi).

5. Administration

  (a) Except as further provided in this paragraph 5(a), the Plan shall be administered by a Stock Option Committee ("Committee") consisting of at least two members of the Board of Directors of the Corporation who shall be appointed by, and serve at the pleasure of, the Board of Directors. The composition of the Committee shall be controlled by the following provisions of this paragraph 5(a).

    (i) Each member of the Committee must be a "non-employee director" within the meaning of Rule 16b-3, as that Rule may be amended from time to time ("Rule 16b-3"), under the Securities Exchange Act of 1934, as amended, when the Committee is acting to grant Options to those key employees who are also directors or officers. Those actions which require a Committee of non-employee directors include:

      (A) Selecting the directors or officers to whom Options may be granted;

      (B) Deciding or determining the timing, price, number or other terms and conditions of, or shares subject to, each Option made to a key employee who is also a director or officer; and

      (C) Interpreting the Plan or Option agreements with regard to Options granted to a director or officer.

    (ii) Each member of the Committee must be an "outside director" within the meaning of Regulation (S)1.162-27(e)(3), as that Regulation may be amended from time to time ("Regulation"), under the Internal Revenue Code of 1986, as amended ("Code"), when the Committee is acting to grant Options to those key employees who have the following employment status with the Corporation:

      (A) The chief executive officer of the corporation or the individual acting in that capacity;

      (B) One of the four highest compensated officers (other than the chief executive officer) of the Corporation; or

      (C) In the judgment of the Board of Directors, is deemed reasonably likely to become an employee described in clause (A) or (B) of this paragraph 5(a)(ii) within the exercise period of any contemplated option.

    (iii) An Officer or director who also has an employment status described in clause (A), (B) or (C) of paragraph 5(a)(ii), shall also be limited to a maximum number of Options under the Plan as provided under paragraph 5(a)(vi).

    (iv) Those actions which require a Committee of outside directors include the same actions as is described in the immediately preceding paragraph except that the employment relationships described in clauses (A), (B) and (C) of paragraph 5(a)(ii) shall be substituted for the references to director or officer. In addition, the provisions of paragraph 5(a)(vi) shall apply.

    (v) If an individual who is being considered for a grant of Options is an officer or director and also has an employment status described in clause (A),
  (B) or (C) of paragraph 5(a)(ii), the members of the Committee shall consist of whichever of the following director categories is the more restrictive: non- employee directors as defined in Section 5(a)(i), or of outside directors as defined in Section 5(a)(ii).

    (vi) In addition to any other limitation, the Committee shall not award to any Optionee options in any calendar year to purchase more than three hundred thousand (300,000) shares of Common Stock. Further, any Options awarded to such an employee which are thereafter canceled shall continue to count against the yearly maximum number of Options which may be awarded to that employee, and any Option of such an employee which is later repriced shall be deemed to be the cancellation of the original Option and the grant of a new Option for purposes determining the number of Options awarded to that employee.

  (b) The Committee shall act in accord with the following:

    (i) A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members present at a meeting at which a quorum is present or authorized in writing by all members, shall be the action of the Committee.

    (ii) A member participating in a meeting by telephone or similar communications equipment shall be deemed present for this purpose of establishing a quorum if the member or members who are present in person can hear him and he can hear them.

  (c) The Committee shall have the power:

    (i) to determine and designate in its absolute discretion from time to time those employees of the Corporation, its subsidiaries, independent agents, consultants and attorneys who by reason of the nature of their duties, their present and potential contributions to the success of the Corporation and other factors, who are eligible to participate in the Plan and to whom Options are to be granted; provided, however, no Option shall be granted after January 23, 2007, the tenth (10th) anniversary of the original adoption date of the
  Plan:

    (ii) to grant options:

      (A) which qualify as Incentive Stock Options within the meaning of Code
    Section 422 ("Incentive Stock Option"); provided that only employees of the Corporation may be granted Incentive Stock Options: and

      (B) which do not qualify under Code Section 422 ("Nonqualified Stock Option"); provided that only Nonqualified Stock Options may be granted to persons who are not employees, but who are otherwise eligible for grant of options: and

    (iii) to determine the number of shares for each Option, subject to paragraph 5(a)(vi);

    (iv) to determine the time or times and the manner when each Option shall be exercisable and the duration of the exercise period.

  (d) The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan and make other determinations and take other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence the Committee may, in its discretion, treat all or any portion of any period during which an Optionee is on military or an approved leave of absence from the Corporation as a period of employment of the Optionee by the Corporation, as the case may be, for the purpose of accrual of rights under an Option. An interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

  (e) In addition to other rights that they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member's action or failure to act constituted self-dealing, willful misconduct or recklessness; provided that within sixty (60) days after institution of any action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

6. Terms and Conditions

  (a) Each Option granted under the Plan shall be evidenced by an agreement between the Company and the Optionee.

  (b) The Agreement shall be in a form approved by the Committee and executed by the Optionee and a member of the Committee, or an officer of the Company to whom the Committee has delegated such authority.

  (c) The Option shall be subject to the following expressed terms and conditions and to such other terms and conditions as the Committee may deem appropriate, including those imposed by Section 8 following amendment of the Plan requiring shareholder approval:

    (i) Each Option agreement shall specify the period for which the Option hereunder is granted (which in no event shall exceed ten (10) years from the date of the grant of the Option) and shall provide that the Option shall expire at the end of that period.

    (ii) The Option price per share shall be determined by the Committee at the time any Option is granted, and shall not be less than the fair market value (but in no event less than the par value if any) of the Common Stock of the Corporation on the date the Option is granted, as determined by the Committee.

    (iii) The aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Corporation and its subsidiaries and parents) shall not exceed $100,000.

    (iv) Subject in each case to the provisions of paragraphs (i), (ii), (iii) and (v) of this Section 6(c), any Option meeting the requirements of Code
  Section 422 may be exercised, to the extent exercisable by its terms, at the time or times as may be determined by the Committee at the time of grant; subject, however, to the following limitations:

      (A) No portion of an Option granted to an employee of the Corporation or its subsidiaries shall be exercisable unless the Optionee has been employed by the Corporation or its subsidiaries until the second anniversary of the date of the grant of the Option;

      (B) Between the second anniversary and the third anniversary of the date of the grant of the Option, if the Optionee is still employed by the Corporation or its subsidiaries, the Optionee may exercise up to twenty-five percent (25%) of the Option;

      (C) Between the third anniversary and the fourth anniversary of the date of the grant of the Option, if the Optionee is still employed by the Corporation or its subsidiaries, the Optionee may exercise cumulatively up to fifty percent (50%) of the Option; and

      (D) On and after the fourth anniversary of the date of the grant of the Option (but in no event longer than the period provided in paragraph 6(c)(i)), if the Optionee is still employed by the Corporation or its subsidiaries, the Optionee may exercise cumulatively up to one hundred percent (100%) of the Option.

    (v) The Committee, in its sole discretion, however, may reduce or eliminate the limitations set forth in paragraph 6(c)(iv) (A), (B), (C) and (D) for Options granted to any employee having at least two years of continuous service with the Corporation or its subsidiaries.

  The provisions of this paragraph 6(c) shall apply to options granted on and after July 26, 2000.

  (d) (i) Options, to the extent that the Options have vested on the date of any termination of the employment of the Optionee by the Corporation, shall be exercisable at any time, or from time to time, but in no event later than the expiration date specified in paragraph 6(c)(i), so long as the employment of the Optionee by the Corporation has not been voluntarily terminated by the Optionee and so long as that employment was not terminated by the Corporation for cause. Options held by Optionees who voluntarily terminate employment or whose employment is terminated for cause shall in any event expire on the Optionee's last day of employment.

  The provisions of this paragraph 6(d)(i) shall apply to options granted on and after January 26, 2000 but shall not apply to options grant on or after July 26, 2000.

    (ii) Notwithstanding the limitations on vesting set forth above, if an Optionee's employment is terminated due to death, Permanent Disability (as defined in paragraph 6(f)(i)(B)), or Retirement (as defined in paragraph 6(f)(v)), one hundred percent (100%) of the Optionees Option may be exercised in accordance with the provisions of paragraph 6(f). Vesting provisions substantially similar to those set forth above may be imposed upon any Option granted to a nonemployee Optionee (or to an employee who is granted a Nonqualified Stock Option) at the sole and absolute discretion of the Committee.

  The provisions of this paragraph 6(d) shall apply to options granted on or after July 26, 2000.

  (e) The purchase price of Common Stock as to which an Option shall be exercised and any employment taxes arising therefrom shall be paid to the Corporation at the time of exercise in cash or, at the discretion of the Committee, in stock of the Corporation; payment in stock of the Corporation shall include the right of an

Optionee to elect to receive the shares of Common Stock issuable upon exercise of an Option reduced by that number of shares of Common Stock necessary to satisfy the purchase price and/or the minimum statutory withholding requirements for employment taxes (hereinafter "Net Exercise").

  (f) (i) If an Optionee who is an employee of the Corporation or its subsidiaries shall die:

      (A) while an employee of the Corporation or its subsidiaries or

      (B) within three (3) months after termination of the Optionee's employment with the Corporation or its subsidiaries because the Optionee is permanently and totally disabled (within the meaning of Code Section 22(e)(3)) ("Permanent Disability"), any Option of the Optionee may be exercised by the person or persons to whom the Optionee's rights under the Option pass by will or applicable law or if no person has the right, by the Optionee's executors or administrators, at any time or from time to time, within one (1) year after the date of the death, or in the instances to which paragraph (f)(i)(B) of this Section 6 applies, one (1) year after the date of termination of employment, but in no event later than the expiration date specified in paragraph (c)(i) of this
    Section 6.

    (ii) If an Optionee's employment by the Corporation or its subsidiaries shall terminate because of Permanent Disability, the Optionee may exercise any Option of the Optionee at any time, or from time to time, within one (1) year of the date of the termination of employment, but in no event later than the expiration date specified in paragraph (c)(i) of this Section 6.

    (iii) Unless a date of re-employment is identified at the time of a termination of employment that is the result of a reduction in force, the Optionee may exercise any Option to the extent that the Optionee may be entitled to do so, at any time, or from time to time, within three (3) months of the effective date of the reduction in force, but in no event later than the expiration date specified in paragraph (c)(i) of this Section 6.

    (iv) If an Optionee's employment by the Corporation or its subsidiaries shall terminate because of Retirement, any Option of the Optionee may be exercised by the Optionee at any time, or from time to time, during the balance of the ten (10) year exercise period as set forth in paragraph (c)(1) of this Section 6, but in no event later than the expiration date specified in paragraph (c)(i) of this Section 6. If such an Optionee dies after Retirement but before such Optionee's Options have either been exercised or otherwise expired, such Options may be exercised by the person to whom such options pass by will or applicable law or, if no person has that right, by the Optionee's executors or administrators at any time, or from time to time, during the balance of the (10) year exercise period set forth in paragraph (c)(i) of this
  Section 6, but in no event later than the expiration date specified in paragraph (c)(i) of this Section 6. In the event that such Optionee's Options were granted as Incentive Stock Options and they are not exercised within three (3) months after the termination of employment, such Options shall thereafter be deemed and become Nonqualified Stock Options.

    (v) Retirement for purposes of exercising any Option(s) granted hereunder is defined as:

      (A) the Optionee has reached age 55 and has accumulated at least ten (10) years of continuous service with the Company; or

      (B) the Committee, in its sole discretion, has determined that the Optionee has retired regardless of age and service with the Company.

    (vi) Except as provided by subparagraphs (i) through (iv) of this paragraph
  (f) of Section 6, if an Optionee's employment shall cease by reason of a voluntary or involuntary termination, either with or without cause, any Option of the Optionee shall terminate immediately.

  The provisions of this paragraph 6(f) shall apply to options granted on or after July 26, 2000.

  (g) Each Nonqualified Stock Option shall be for a term of 10 years, subject to earlier termination as provided in paragraph 6(f), unless the Nonqualified Stock Option Agreement expressly provides for a different term, not in excess of ten (10) years, and/or expressly provides that the provisions of any or all of paragraph 6(f) shall not apply to cause the Nonqualified Stock Option to terminate earlier. A Nonqualified Stock Option shall not be exercisable after the expiration of its term. Except as otherwise provided in the Nonqualified Stock Option Agreement, if an Optionee is not an employee of the Corporation or its subsidiaries when the Optionee is granted an Option, that Option shall terminate one (1) year after the date of the Optionee's death, but in no event later than the expiration date specified in paragraph (c)(i) of this
Section 6. If such an Optionee dies, any Option of the Optionee may be exercised by the person to whom the Optionee's rights under the Option pass by will or applicable law or if no person has that right, by the Optionee's executors or administrators, at any time, or from time to time within one (1) year after the date of the death, but in no event later than the expiration date specified in paragraph (c)(i) of this Section 6.

  The provisions of this paragraph 6(g) shall apply to options granted on or after July 26, 2000.

  (h) Options granted under the Plan shall be transferrable by will or by the laws of descent and distribution. In addition, Nonqualified Stock Options granted under the Plan can be transferred during the lifetime of the Optionee only if all of the following conditions are satisfied:

    (i) the Stock Option Committee has approved the proposed transfer in writing;

    (ii) the proposed transfer is to be made without consideration;

    (iii) the proposed transferee is a member or members of the Optionee's immediate family (i.e., a child, or children, a grandchild or grandchildren, or the Optionee's spouse) and/or to a trust established for the benefit of an immediate family member or members, or a family limited partnership which includes the Optionee and/or members of the Optionee's immediate family, or a trust established for the benefit of the Optionee, and/or an immediate family member or members and a charity exempt from taxation under Code 501(c)(3); and

    (iv) after transfer, each option transferred by the Optionee shall remain subject to the provisions of the Plan under which it was granted.

  (i) Each Option agreement shall provide that upon demand by the Committee, the Optionee (or any person acting under paragraph 6(f)) shall deliver a written representation to the Committee at the time of any exercise of an Option that the shares to be acquired upon the exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon demand, delivery of the representation prior to the delivery of any shares to be issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Optionee or other person to purchase any shares.

  (j) In the event of any change in the Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding Option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with the change in a manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

  (k) Each Option agreement which provides for the grant of an Incentive Stock Option to an employee shall contain terms and provisions as the Committee may determine to be necessary or desirable in order to qualify the Option as an Incentive Stock Option within the meaning of Code Section 422, or successor thereto and to meet the requirement of Rule 16b-3.

  (l) No Optionee shall have any rights as a shareholder with respect to any shares subject to an Option prior to the date of issuance to the Optionee of a certificate or certificates for the shares.

  (m) The Plan and any Option granted under the Plan shall not confer upon any Optionee any right with respect to continuance of employment by the Corporation or any subsidiary of the Corporation, nor shall they interfere in any way with the right of the Corporation to terminate the Optionee's employment at any time.

7. Compliance with other Laws and Regulations

  (a) The Plan, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver shares under Options, shall be subject to all applicable Federal and state laws, rules and regulations and to required approvals of any government or regulatory agency.

  (b) The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of the shares under any Federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

8. Amendment and Discontinuance

  (a) The Board of Directors of the Corporation may from time to time amend, suspend or discontinue the Plan; provided, however, that subject to the provisions of paragraph 6(c)(i) or the approval of the Corporation's shareholders no action of the Board of Directors or of the Committee may:

    (i) extend the period during which Options may be granted as provided in paragraph 6(c)(i);

    (ii) increase the number of shares reserved for Options pursuant to
  Section 4;

    (iii) permit the granting of any Option at an Option price less than that determined in accordance with paragraph 6(c)(ii);

    (iv) permit the granting of Options which expire beyond the period provided for in paragraph 6(c)(i);

    (v) materially increase the benefits accruing to participants in the Plan;

    (vi) materially modify the requirements for eligibility for participation in the Plan; or

    (vii) otherwise cause Rule 16b-3 or the requirements for Incentive Stock Options to become inapplicable.

  (b) Without the written consent of an Optionee, no amendment or suspension of the Plan shall diminish or impair any Option previously granted to the Optionee under the Plan.

  (c) Notwithstanding any other provision of the Plan, if an amendment to the Plan requires the approval of the Corporation's shareholders, every Option granted after that amendment and before approval of the shareholders (and the Optionee's or other person's rights in every share issued upon an exercise of an Option granted during that time) shall be conditional and contingent upon the approval of the Corporation's shareholders. Further, those Options (and shares issued under those options) shall not be subject to sale or transfer unless and until shareholder approval is obtained. The Committee shall implement procedures for compliance with these restrictions when applicable.

                         PROXY - MYLAN LABORATORIES INC.

                  Annual Meeting of Shareholders July 26, 2002

          THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints MILAN PUSKAR and PATRICIA SUNSERI, and each with full power to act without the other, as proxies, with full power of substitution, for and in the name of the undersigned to vote and act with respect to all shares of common stock of MYLAN LABORATORIES INC. ("Mylan") standing in the name of the undersigned on April 30, 2002, or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting of Shareholders of Mylan to be held July 26, 2002 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, and particularly, but without limiting the generality of the foregoing:

      (To be Signed on Reverse Side)                   SEE REVERSE SIDE

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                             MYLAN LABORATORIES INC.

                                  July 26, 2002


                 Please Detach and Mail in the Envelope Provided
-----------------------------------------------------------------------------

A   [x]  Please mark your
         votes in this
         example.



                             FOR      WITHHELD Nominees:  Milan Puskar
1.   Elect eleven                                         Robert J. Coury
     directors, each                                      Wendy Cameron
     for a term of                                        Leslie B. Daniels
     one year:                                            Laurence S. DeLynn
For, except vote withheld from the following              John C. Gaisford
nominee(s):                                               Douglas J. Leech
                                                          Patricia A. Sunseri
                                                          C.B. Todd
                                                          Randall L. Vanderveen
                                                          Stuart A. Williams

                                                        FOR  AGAINST  ABSTAIN

2.   Approve the proposed amendment and
     restatement of the Mylan Laboratories Inc.        [  ]    [  ]    [  ]
     1997 Incentive Stock Option Plan which will authorize the grant of options to non-employee directors and increase the number of shares for which options may be granted.

3.   Approve the appointment of Deloitte & Touche      [  ]    [  ]    [  ]
     LLP as the independent auditors.

4.   Act upon such other business as may be
     properly brought before the meeting.






This proxy solicited on behalf of the Board of Directors. This proxy will be voted FOR Items 1, 2 and 3 if no choice is specified.


     The undersigned hereby revokes all proxies heretofore given by the undersigned to vote or act at said meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, or any of them, may lawfully do by virtue hereof. Receipt is hereby acknowledged of the notice of annual meeting and proxy statement of Mylan Laboratories Inc.


PLEASE DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)                                     DATE                ,2002

Note:Please sign exactly as your name appears hereon. When signing as Attorney, Executor, Administrator, Trustee, etc., or as Officer of a Corporation, please give your full title as such. For joint accounts, each joint owner should sign.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                             MYLAN LABORATORIES INC.

                                  July 26, 2002


Co. #__________________________                    Acct. #___________________


                            PROXY VOTING INSTRUCTIONS


TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.



TO VOTE BY INTERNET

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.


YOUR CONTROL NUMBER IS__________________________________






                Please Detach and Mail in the Envelope Provided
------------------------------------------------------------------------------

A   [x]  Please mark your
         votes in this
         example.



                             FOR      WITHHELD Nominees:  Milan Puskar
1.   Elect eleven                                         Robert J. Coury
     directors, each                                      Wendy Cameron
     for a term of                                        Leslie B. Daniels
     one year:                                            Laurence S. DeLynn
For, except vote withheld from the following              John C. Gaisford
nominee(s):                                               Douglas J. Leech
                                                          Patricia A. Sunseri
                                                          C.B. Todd
                                                          Randall L. Vanderveen
                                                          Stuart A. Williams

                                                        FOR  AGAINST  ABSTAIN

2.   Approve the proposed amendment and
     restatement of the Mylan Laboratories Inc.        [  ]    [  ]    [  ]
     1997 Incentive Stock Option Plan which will authorize the grant of options to non-employee directors and increase the number of shares for which options may be granted.

3.   Approve the appointment of Deloitte & Touche      [  ]    [  ]    [  ]
     LLP as the independent auditors.

4.   Act upon such other business as may be
     properly brought before the meeting.






This proxy solicited on behalf of the Board of Directors. This proxy will be voted FOR Items 1, 2 and 3 if no choice is specified.


     The undersigned hereby revokes all proxies heretofore given by the undersigned to vote or act at said meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, or any of them, may lawfully do by virtue hereof. Receipt is hereby acknowledged of the notice of annual meeting and proxy statement of Mylan Laboratories Inc.


PLEASE DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)                                     DATE                ,2002

Note:Please sign exactly as your name appears hereon. When signing as Attorney, Executor, Administrator, Trustee, etc., or as Officer of a Corporation, please give your full title as such. For joint accounts, each joint owner should sign.